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                                                                   Exhibit 10.17

                              DATED 1 January 1999


                             (1)  PREDICTIVE LIMITED

                                       and

                             (2)  JOHN WRIGHT

                       -----------------------------------

                                SERVICE AGREEMENT

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THIS AGREEMENT is made the 1st day of January, 1999

BETWEEN:

(1) PREDICTIVE LIMITED a company registered in England and Wales whose registered address is at 60 Bishopsgate, London EC2N 4AJ (the "Company"); and

(2)      JOHN WRIGHT of The Barn, Badgers Lane, Lower Tysal CV35 OBY (the
         "Executive")

IT IS HEREBY AGREED as follows:

1.       ENGAGEMENT AND TERM

1.1 With effect from January 1, 1999, the Company engages the services of the Executive as Managing Director of Europe, the Middle East and Africa and the Executive accepts such engagement by the Company upon the terms set out in this Agreement unless and until terminated by either party giving to the other at least three months' notice in writing.

1.2 The Executive hereby warrants and represents to the Company that he is not in breach of any existing or former terms of employment whether express or implied or of any other obligation binding upon the Executive by reason of entering into this Agreement on the terms herein

1.3 The Executive's period of continuous employment will commence on January 1, 1999 and does not include any service with any previous employer.

2.       DUTIES OF THE EXECUTIVE

2.1 The Executive shall perform such duties and exercise such powers in relation to the business of the Company or of any Group Company as may from time to time be assigned to or vested in him by the Board and shall at all times and in all respects conform to and comply with the reasonable directions and regulations made by the Board and so that the Executive shall perform such services for any Group Company without further remuneration and accept such offices in any such Group Company as the Board may require.

2.2 The Executive shall well and faithfully serve the Company and any relevant Group Company (where applicable) to the utmost of 09 ability and shall promote the interests and welfare thereof and shall unless prevented by accident or ill-health devote the whole of his time attention and abilities during the normal working hours of the Company or relevant Group Company (and, for no further remuneration, during such additional hours as shall be reasonably necessary for the proper performance thereof) to the said duties.

2.3 The Executive shall at all times keep the Board informed (in writing if so requested) of the


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         conduct of the business or affairs of the Company or the relevant Group
         Company and provide such explanations as the Board may reasonably require in connection therewith.

2.4 The Executive shall at all times give to the Board and to the Company's auditors from time to time appointed all such information, explanation, data and assistance as may be reasonably required in connection with the business of the Company.

2.5 The Executive shall perform his duties at such place in the United Kingdom as He Company from time to time requires him to work ("Usual Place of Work").

2.6 The Executive shall comply with all the Company's rules, regulations and policies from time to time in force.

3.       SALARY AND OTHER COMPENSATION.

3.1 The Company shall pay to the Executive during the term of his engagement a gross salary of (pound)71,200 per annum in aggregate, which shall accrue from day to day and be payable in equal monthly instalments in arrears on the last Friday of each calendar month (or such other date as the Company shall determine). The Executive's salary shall be reviewed by the Board annually and the decision upon such review shall be at the complete discretion of the Board.

3.2 If the Executive shall be required to carry out any duties or exercise any powers in relation to any Group Company a proper proportion of his remuneration for the performance of such duties may be paid by such Group Company and payment of such remuneration by such Group Company shall be accepted by the Executive pro tanto in satisfaction of the obligation of the Company to remunerate him/her hereunder.

3.3 The Company shall pay the Executive a bonus based on the performance of the Company in accordance with Schedule A to this Agreement (the "Bonus"). Prior to the start of each year during the term of this Agreement the Executive and the Board (which for this purpose Shall include the representatives of the Company's parent company, Predictive Systems, Inc. (the "Parent Company")) shall agree a revised Bonus for the Executive to apply for the next year and Schedule A to this Agreement shall be amended or replaced accordingly.

3.4 The Company shall procure that Predictive Holdings, Inc grants to the Executive stock options over its $0.01 common stock in accordance with Schedule B to this Agreement and otherwise on the terms of the Predictive Holdings, Inc 1998 Stock Option/ Issuance Plan as amended from time to time.

4.       PENSIONS AND SICKNESS

4.1 Each month during the term of this Agreement, the Company shall contribute an amount equal to 5% (five percent) of the basic salary of the Executive to a personal pension scheme


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         nominated by the Executive. There is no contracting out certificate in force in relation to the State Earnings Related Pensions Scheme.

4.2 Subject to the right of the Company to terminate this Agreement as set out in Clause 7.1 hereof or otherwise the Executive shall notwithstanding illness or other incapacity beyond his control as a result of which he is unable to perform his duties hereunder remaining entitled to receive his salary hereunder in full for an aggregate period of up to thirty (30) days in any year subject to:

         (a) compliance with the Company's procedures relating to sickness notification, statutory sick pay and self-certification to cover absence from work due to sickness or other incapacity and to the provision of medical certificates and/or undergoing a medical examination by a doctor appointed by the Company as may be required by the Company; and

         (b) a reduction (at the Company's discretion) from his salary of an amount or amounts equal to any state sickness benefit or statutory sick pay to which the Executive is entitled.

5.       TRAVEL EXPENSES

5.1 In the performance of his duties hereunder the Executive shall work and travel to such places (whether inside or outside the United Kingdom) and on such occasions as the Board may from time to tome reasonably require.

5.2 The Company will not provide a company car for the Executive nor will it reimburse the Executive for the costs of insuring or maintaining any motor vehicle maintained by him. However, the Company will pay to the executive an amount equal to (pound)0.49 per mile (or such other amount as is from time to time recommended by the Royal Automobile Club as the business allowance per mile for vehicles of above two thousand cubic capacity) for each mile driven by the Executive in his own car during the course of his employment hereunder.

5.3 The Company shall upon the production of the appropriate vouchers or such other evidence as the Company shall require from time to time reimburse the Executive all other reasonable travelling, hotel, entertainment and other expenses properly incurred by him/her in or about the performance of his duties hereunder with the prior authority of the Board.

5.4 Should the Company temporarily require the Executive to perform his duties over than at his Usual Place of Work, the Company shall reimburse him/her for all reasonable travelling and accommodation and such other expenses as the Board in its discretion decides.

6.       HOLIDAYS


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6.1      The Executive shall be enticed to 20 working days' holiday (in addition to the usual public or statutory holidays) in each calendar year to be taken in such period and at such times as the Board shall consider most convenient having regard to the requirements of the Company's or relevant Group Company's business.

6.2 The Company reserves the right at its sole discretion to require the Executive to take any outstanding holiday during any notice period or to make payment in lieu thereof.

6.3 On termination of the Executive's engagement (howsoever occasioned) if the Executive has taken more or less than his annual holiday entitlement an appropriate adjustment shall be made to any payment of salary or benefits from the Company to the Executive.

6.4 Save with the prior written consent of the Company, untaken holiday entitlement for any one calendar year may not be carried forward to any subsequent year and no payment in lieu shall be made for such accrued holiday upon termination of this Agreement howsoever.

7.       TERMINATION OF ENGAGEMENT

7.1 The Executive's engagement may be terminated by the Company forthwith by notice in writing if:

         (a) the Executive commits any material breach or (after warning) any repeated or continued breach of his obligations hereunder or is guilty of conduct tending to bring himself or the Company or any Group Company into disrepute;

         (b) the Executive commits any criminal offense other then a minor motoring offense;

         (c) the Company reasonably believes that the Executive is guilty of gross misconduct or gross negligence;

         (d) the Executive is unable to fulfil his duties hereunder through illness or other incapacity for an aggregate period exceeding thirty (30) days in any calendar year,

         (e) the Executive becomes bankrupt or has an interim order made against him/her under the Insolvency Act 1986 or makes any arrangement or composition with his creditors generally or the equivalent under any other jurisdiction;

         (f) the Executive has been disqualified or is liable to be disqualified from being a director by reason of any order made under the Company Directors Disqualification Act 1986 or otherwise;

         (g) the Executive is required to vacate his office as a director of the Company and/or any Group Company by virtue of any provision of the Articles of Association of the Company and/or any Group Company; or

         (h) the Executive becomes of unsound mind or a patient within the meaning of any statute


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                  relating to mental health.

7.2 The termination by the Company of the Executive's engagement (howsoever occasioned) shall be without prejudice to any claim which the Company may have for damages arising from breach of this Agreement by the Executive.

7.3 On termination of the Executive's engagement hereunder the Company may make deductions/adjustments from any salary ant/or contractual benefits due to the Executive of monies due from the Executive to the Company including not limited to any outstanding loans, advances and the cost of repairing any damage or loss to the Company's property caused by the Executive (and the cost of recovering the same), and any other monies due from the Executive to the Company.

7.4 The Executive agrees that the Company may by notice in its absolute discretion:

         (a) require the Executive during any period of notice (whether given by the Executive or by the Company) or dig any unexpired term of his employment ("the Remaining Period") to carry out such services as the Company shall direct or to undertake no work provided that the Company shall continue to pay the Executive's salary and contractual benefits;

         (b) require the Executive during the Remaking Period not to attend work at all but to be available and contactable by telephone at home during normal office hours to carry out such services as the Company directs or to cease to perform his functions as described in the his job description and to do such other task or tasks that the Company may assign to him/her provided that the Company shall continue to pay the Executive's salary and contractual benefits;

         (c) terminate the Executive's engagement forthwith and make a payment in lieu of any notice of termination of employment.

7.5 Upon any notice under Clause 7.4 being given, notwithstanding any other term contained herein, the restrictions referred to in Clause 11.l(b),
         (c) ant (d) shall be deemed to commence upon such notice being effective.

7.6 Upon termination of the Executive's engagement hereunder (howsoever occasioned) the Executive shall not be entitled to any compensation in respect of any loss of any right or benefit or prospective right or benefit under any share option or other share incentive scheme operated or granted by the Company or any Group Company.

7.7 Should the Company become entitled to terminate the employment of the Executive pursuant to Clause 7.1 above, it shall be entitled (without prejudice to its right subsequently to terminate his engagement on the same or any other ground) to suspend the Executive on full pay for as long as it may reasonably think fit.

8.       RESIGNATION OF DIRECTORSHIPS AND OTHER OFFICES


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8.1      The Executive shall immediately upon termination of his engagement howsoever occasioned or upon a notice of termination being served by either party in accordance with this Agreement (whichever is earlier), upon request by the Company give written notice resigning forthwith as a director or trustee or from any other office he may hold from tune to time with the Company and/or any Group Company or arising from his engagement by the Company and/or any Group Company without any further compensation.

8.2 If such notice as is referred to in Clause 8.1 has not been received by the Company or such Group Company within seven days of the Company requesting the same, the Secretary of the Company from time to time is hereby irrevocably authorised to appoint any person in the Executive's name and on his behalf to execute any documents and to do all acts necessary to effect the Executive's resignation as set out in Clause 8.1.

9.       INVENTIONS AND IMPROVEMENTS

9.1 It shall be part of the normal duties of the Executive at all times to consider in what manner and by what new methods any devices, products, services, processes, equipment or systems of the Company and each Group Company might be improved and promptly to give to the Board full details of any invention, discovery, design, improvement or other matter or work whatsoever in relation thereto (the "Inventions") which he may from time to time make or discover during his engagement hereunder and the Executive hereby acknowledges and agrees that the sole ownership of the Inventions and all proprietary rights therein discovered or made by him/her (whether alone or jointly with others) at any tune during his engagement hereunder shall (subject to any contrary provisions of the Patents Act 1977 and the Copyright Design and Patents Act 1988 and to any rights of a joint inventor thereof) belong free of charge and exclusively to the Company or as it may direct.

9.2 All records, documents, papers (including all copies and summaries thereof) copyright protected works made or acquired by the Executive in the course of his employment, together with all worldwide copyright and design nights in all Me Inventions, shall be and remain the property of the Company.

9.3 For the avoidance of doubt and the Executive irrevocably and unconditionally waives all rights granted by Chapter IV or Part I of the Copyright Designs and Patents Act 1988 that vests in the Executive the authorship of any copyright works in respect of the Inventions by the Executive in the course of his employment with the Company or any Group Company including without limitation the right to be identified as the author of any such works and the right not to have any such works subjected to derogatory treatment.

9.4 The Executive hereby agrees (at any time during his employment or thereafter and at the Company's expense) to do all such acts and things (including without limitation making application for letters patent) as the Board may reasonably request to vest


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         effectually any Invention (whether owned by the Company in accordance with Clause 9.1 or owned by the Executive) and any protection as to ownership or use (in any part of the world) of the same in the Company or in any Group Company or as it may direct, jointly if necessary with any joint inventor thereof, and the Executive hereby irrevocably appoints the Company for the purposes aforesaid to be his attorney in his name and on his behalf to execute and do any such documents acts and things aforesaid.

9.5 The Executive shall not knowingly do or omit to do anything which will or may have the result of imperilling any such protection aforesaid or any application therefor.

9.6 Should the Executive during his engagement hereunder make any Inventions that do not belong to the Company by reason of the Patents Act 1977 or otherwise, the Executive shall forthwith license or assign (as determined by the Company) to the Company all the Executive's rights in relation to such Invention and will deliver to the Company all documents and other materials relating thereto whereupon the Company shall pay the Executive such compensation provided in Section 40 of The Patents Act 1977.

10.      CONFIDENTIAL AND BUSINESS INFORMATION

10.1 Upon the termination of the Executive's engagement (howsoever occasioned) the Executive (or as appropriate his personal representative) shall forthwith deliver to the Company (without retaining copies of the same) all plans, designs, specifications, price lists, lists of customers and suppliers, correspondence, manuscripts, records (in whatever medium), documents, accounts and papers of any description, any other property of the Company or any Group Company, notes, memoranda, records and writings made by the Executive relating to the business of Me Company or any Group Company within the possession or under the control of the Executive (or as appropriate his personal representatives) relating to the affairs and business of the Company or any Group Company.

10.2 The Executive hereby undertakes to the Company (for itself and as trustee for each Group Company) that (save as expressly required by law) neither during the course of his employment (except in the proper performance of his duties) nor at any time after the termination of this Agreement howsoever occasioned, will he directly or indirectly:

         (a) use for his own purposes or those of say other person, company, business entity or other organization whatsoever; or

         (b) disclose to any person, company, business entity or other organization whatsoever;

         any trade secrets or confidential information relating or belonging to the Company or Group Company including but not limited to any such information relating to customers, customer lists or requirements, price lists or pricing structures, marketing and sales information, business plans or dealings, employees or officers, financial information and plans, designs, formulae, product lines and research activities, any document marked


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         "confidential", or any information which the Executive has been told or is aware is confidential or which he might reasonably expect the Company or any Group Company would regard as confidential, or any information which has been given to the Company or any Group Company in confidence by customers, suppliers or other persons and that he shall use his best endeavours to prevent the publication or disclosure of any information concerning such matters.

10.3 The list of categories of confidential information referred to in Clause 10.2 may be modified from time to time by the Company giving the Executive notice of the same.

10.4 The obligations contained in Clause 10.2 shall cease to apply to any information or knowledge which may subsequently come into the public domain after the termination of the Executive's employment other than by way of unauthorized disclosure.

11.      NON-COMPETITION

11.1 Notwithstanding termination of this Agreement, the Executive hereby covenants and undertakes with the Company (for itself and as trustee for each other Group Company) and so that each covenant and undertaking below shall be a further and separate and severable obligation and without prejudice and in addition to all other like obligations already or hereafter so undertaken by the Executive that:

         (a) he shall not during his engagement hereunder be directly or indirectly engaged, concerned or interested whether as principal, employee, agent, consultant or otherwise in any trade occupation or business which in the opinion of the Board is or is likely to be in competition with the business from time to time of the Company or of any Group Company;

         (b) within the United Kingdom, the United States of America or any other territory where any Group Company is then doing business, he shall not during his engagement hereunder and for a period of six months following the Termination Date and whether soley or jointly with or as manager agent officer employee or otherwise for any other person firm or corporation directly or indirectly without the consent in writing of the Board be engaged in or interest in or perform services in respect of or be concerned with:-

                  (i) the research into, development, manufacture, supply or marketing of any product which is of the same or similar type to any product researched or developed or manufactured or supplied or marketed by the Company or any Group Company during the Relevant Period or within a reasonable time after the Termination Date;

                  (ii) the development or provision of any services (including but not limited to technical and product support, or consultancy or customer services) which are of the same or similar type to any services provided by the Company or any Group Company during the Relevant Period or to be provided by the Company or any Group Company within a reasonable time after the Termination Date


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                  (iii)    the sales of goods or provision of services of a kind
                           supplies by the Company or any Group Company in connection with the Relevant Business, to Customers and Prospective Customers for such goofs or services;

         provided always that the provisions of this sub-clause shall apply only in respect of goods or services or Relevant Businesses with which the Executive was either personally concerned or for which he was directly responsible during the Relevant Period;

         (c) he shall not during his engagement hereunder and for a period of six months following the Termination Date whether solely or jointly with or as manager, agent, officer, employee or otherwise for any other person, company, film or corporation or directly or indirectly:

                  (i) solicit or assist in soliciting in competition with the Company the custom or business of any Customer or Prospective Customer with whom the Executive has had personal contact or dealing on behalf of the Company or any Group Company during the Relevant Period and/or with whom employees reporting to the Executive have had personal contact or dealings on behalf of the Company or any Group Company during the Relevant Period;

                  (ii) accept, or facilitate the acceptance of, or deal with, in competition with the Company the custom or business of any Customer or Prospective Customer with whom the Executive has had personal contact or dealings on behalf of the Company or any Group Company during the Relevant Period and/or with whom employees reporting to the Executive have had dealings on behalf of the Company or any Group Company during the Relevant Period;

                  (iii) endeavour to procure the supply of goods or services from any person, firm or company which during the Relevant Period has been a supplier of goods or services in connection with any Relevant Business to the Company or any Group Company where such supply may have an adverse effect on or cause loss to the Company or such Group Company;

                  (iv) knowingly or recklessly do or say anything which is or is calculated to be prejudicial to the interests of the Company or any Group Company or its business or which results or may result in the discontinuance of any contract or arrangement or benefit to the Company or any Group Company;

         (d) he shall not for a period of 12 months after the Termination Date solicit away from the Company or any Group Company or interfere with any person who during the Relevant Period was employed by the Company or any Group Company and with whom the Executive had personal contact or had dealt with during the Relevant Period whether or not the said employee would be in breach of his contract of employment with the Company or any Group Company, provided always that nothing above provided in this Clause 11 shall prohibit the


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         Executive (i) from being the holder of not more than three per cent of any class of stock, shares or debentures or other securities in any company which is listed and/or dealt in on the London Stock Exchange or in Be Unlisted Securities Market of such stock exchange or any other recognized stock exchange or (ii) from being interested as a shareholder or director only in such companies as the Board from time to time in writing agrees such agreement not to be unreasonably withheld or withdrawn for so long as such interest of the Executive or any of them shall not prejudice the business interests of the Company or of any Group Company and for so long as the Executive shall during his engagement hereunder comply with the provisions of this Clause 11. For the purposes of the proviso to this Clause, the expression "Executive" shall include those persons to whom section 203 of the Companies Act 1985 refers, whose interests shall be aggregated with the interest of the Executive.

11.2 The Executive also covenants and undertake with the Company (for itself and as trustee for each Group Company) as a further and separate and severable obligation aforesaid that:

         (a) he will not during the term of his engagement hereunder introduce to any other person fun or company business of any kind which could appropriately be dealt with by the Company or any Group Company and he will not have any financial interest in or derive any financial benefit from contracts made by the Company or any Group Company with any third party without first disclosing such interest or benefit to the Board in writing and obtaining its written approval thereto; and

         (b) save in the proper performance of his duties hereunder, he will not directly or indirectly during his engagement hereunder or thereafter make use of any corporate or lousiness name which is identical or similar to or likely to be confused or associated with any corporate or business or brand name of the Company or any Group Company or which might suggest a connection with the same; and

         (c) he will not after the Termination Date represent or otherwise indicate any present association with the Company or any Group Company or for the purpose of carrying on any business claim, represent or otherwise indicate any past association win the Company or any Group Company.

11.3 For the purposes of Clause 11.1 and 11.2 only, a Group Company shall mean a Group Company for which the Executive shall have rendered services in an employment or consultancy capacity or of the affairs of which he shall have gained knowledge at any time during the Relevant Period.

11.4 The restrictions contained in this Clause 11 and in Clause 10 are considered reasonable by the parties but in the event that any such restrictions shall be found to be void but would be valid if some part thereof were deleted or the period or area of application reduced such restrictions shall apply with such modification as may be necessary to make them valid and effective.

11.5 No provision of this Agreement or any agreement or arrangement of which it forms part by virtue


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         of which the agreement constituted by all of the foregoing is subject to registration (if such be the case) under the Restrictive Trade Practices Acts 1976 and 1977 shall take effect until the day after particulars of such agreement have been furnished to the Director General of Fair Trading pursuant to Section 24 of the Restrictive Trade Practices Act 1976.

11.6 The undertakings and covenants contained in this Clause 11 and Clause 10 shall be directly enforceable by the Company or any Group Company enjoying the benefit thereof and the Company may also enforce the same for the benefit of any Group Company as well for its own benefit.

11.7 The Executive agrees that in the event of receiving from any person, company, business entity or other organization an offer of employment either during the continuance of this Agreement or during the continuance in force of any of the restrictions set out above, he will forthwith provide to such person, company, business entity or other organization making such an offer of employment a full and accurate copy of this Agreement signed by the parties hereto.

12.      GRIEVANCE PROCEDURE

         The Company hereby notifies the Executive that in the event of the Executive wishing to seek redress of arty grievance relating to his engagement he should write to the Board setting out full details of the matter and the Executive shall promptly answer (in writing if required) such questions (if any) as are put to him/her by any member of the Board. A majority decision of the Board on such matter shall be final and binding and will be communicated to the Executive in writing.

13.      INSURANCE

13.1 The Executive hereby covenants with the Company on behalf of himself and his personal representatives at all times fully and effectively to comply with the terms of any insurance policy taken out by the Company and/or any Group Company on his life or in respect of his position as a director and/or officer of the Company and/or any Group Company and further covenants that all statements, representations and declarations made by him in connection with such insurance policy shall when made be true, complete and accurate in all respects.

13.2 The Executive undertakes to co-operate fully and assist the Company or the relevant Group Company in relation to any claim(s) made or to be made in connection therewith (including without limitation submitting to a medical examination) notwithstanding that this Agreement has been terminated or has come to an end.

14.      RECONSTRUCTION OR AMALGAMATION

         If this Agreement is terminated because of the liquidation of the Company for the purpose of amalgamation or reconstruction or if a third party agrees to acquire the


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         whole or substantially the whole of the undertaking and assets of the
         Company and the Executive is offered employment with such amalgamated or reconstructed company or third party on terms which taken as a whole are not less favourable in all material respects than the terms of this Agreement the Executive shall have no claim against the Company in respect of such termination.

15.      NOTICES

15.1 Any notice given or required hereunder may be served by personal delivery or facsimile transmission or by leaving the same at or by sending the same through the post addressed in the case of the Company to its registered office from time to time and in the case of the Executive to his aforesaid address or if different, the address of his main residence at the relevant time or if the Executive is engaged on business of the Company abroad at such address as the Executive shall notify to the Company for this purpose.

15.2 Any notice sent by post shall be deemed to have been served twenty-four hours after the time of posting by first class mail or forty eight hours in the case of a notice sent to a Executive abroad and service thereof shall be sufficiently proved by proving that the notice was duly despatched through the post in a pre-paid envelope addressed as aforesaid. Any notice sent by facsimile transmission shall be deemed served twenty-four hours after the time, when, in the ordinary course of transmission, it would have been received.

16.      EXTENT AND SUBSISTENCE OF AGREEMENT

16.1 This Agreement is in substitution for any previous contract of employment between the Company or any Group Company and the Executive which shall be deemed to have been terminated by mutual agreement from the date hereof and the Executive acknowledges and warrants that there are no agreements or arrangements whether written or oral or implied between the Company or any Group Company and the Executive relating to the engagement of the Executive other than those expressly set out in this Agreement and that he is not entering into this Agreement in reliance on --any representation not expressly set out herein save that the Executive shall be entitled to be indemnified by the Company in respect of any such liability as is mentioned in Article 118 of Table A of the Company Act 1985 as incorporated into the Articles of Association of the Company.

16.2 The expiration or determination of dais Agreement howsoever arising shall not operate to affect such of the provisions hereof as in accordance with their terms are expressed to operate or have effect or are capable of operation or effect thereafter.

16.3 In relation to Section 36A of the Companies Act 1985 it is hereby agreed and declared that this document shall not be presumed to be delivered until and is not intended by the person or persons making it to be a deed until and shall not be or take effect as a deed until it is dated.


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

17.      DEFINITIONS

         In these terms and conditions:

         (a) references to terms mentioned in the Summary preceding these teens and conditions shall be to those terms as described or defined in the Summary;

         (b) the following terms shall have the meaning set out beside them below:

                  "the Board"                   the board of directors of the
                                                Company as from time to time
                                                constituted;

                  "Customer"                    any person, firm, company or
                                                other organization whatsoever to
                                                whom the Company; or any Group
                                                Company has supplied goods or
                                                services;

                  "Prospective Customer"        any person, firm, company or
                                                other organization whatsoever to
                                                whom the Company or any Group
                                                Company has offered to supply
                                                goods or services, or to whom
                                                the Company has provided details
                                                of the terms on which it would
                                                or might be willing to supply
                                                goods or services, or with whom
                                                the Company or any Group Company
                                                has had any negotiations or
                                                discussions regarding the
                                                possible supply of goods or
                                                services;

                  "Group Company"               any body corporate which is a
                                                holding company of the Company
                                                or a subsidiary undertaking of
                                                the Company or any such holding
                                                company (as such expressions are
                                                defined in Sections 258, 259 and
                                                736 of the Companies Act 1985
                                                (as amended);

                  "Relevant Business"           the business of providing
                                                Internet products and any other
                                                business carried on by the
                                                Company or any Group Company
                                                during die Relevant Period and
                                                at the Termination Date;

                  "Relevant Period"             the period of engagement
                                                hereunder or if the Agreement
                                                has been terminated or has come
                                                to an end, the period of one
                                                year prior to the Termination
                                                Date;

                  "Termination Date"            the date upon which the
                                                Executive's employment with the
                                                Company terminates or comes to
                                                an end

         (c) References to statutory provisions shall be construed as references to those provisions as


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

                  respectively amended or re enacted or the provisions by which they have been replaced (whether on before or after the date hereof) and shall include any provisions of which they are re-enactments (whether with or without modification) and any orders, regulations instruments or over subordinate legislation made from time to time.

18.      GENERAL

18.1 This Agreement shall be governed by and construed in accordance with the laws of England and each party irrevocably submits to the non-exclusive jurisdiction of the English courts in connection herewith.

18.2 The continuous employment of the Executive commences on the date of this Agreement.

IN WITNESS whereof a duly authorised representative of the Company has executed this agreement and the Executive has executed this Agreement as higher Deed on the date hereof.

Signed by /s/ Robert Belau                           )  Robert Belau
for and on behalf of the Company                     )  President



SIGNED AND DELIVERED by                              ) /s/ John Wright
the said JOHN WRIGHT                                 ) John Wright
as his/her Deed in the presence of:-                 )

Witnesse's signature /s/ DAVID GENT

Witnesse's name DAVID GENT

Address 60 BISHOPSGATE,

LONDON EC2N 4AJ

Occupation SOLICITOR


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